REV. 5/20/05
                                   SCHEDULE 2

                       WORLDWIDE NETWORK OF SUBCUSTODIANS


COUNTRY                         SUBCUSTODIAN

Argentina                       Citibank, N.A.
Australia                       National Australia Bank Limited
Austria                         Bank Austria Creditanstalt AG
Bahrain                         HSBC Bank Middle East Limited
Bangladesh                      The Hongkong and Shanghai Banking Corporation,
                                Limited
Belgium                         ING Belgium SA/NV Benin Societe Generale de
                                Banques en Cote d'lvoire
Bermuda                         Butterfield Trust Bermuda Limited
Botswana                        Barclays Bank of Botswana Ltd.
Brazil                          BankBoston, N.A.
Bulgaria                        ING Bank N.V.
Burkina Faso                    Societe Generale de Banques en Cote d'lvoire
Canada                          Royal Bank of Canada
Cayman Islands                  The Bank of New York
Channel Islands                 The Bank of New York
Chile                           BankBoston, N.A.
China                           The Hongkong and Shanghai Banking Corporation,
                                Ltd.
Shanghai and Shenzhen
Colombia                        Cititrust Colombia S.A.
Costa Rica                      Banco BCT
Croatia                         Privredna banka Zabreb d.d.
Cyprus                          Bank of Cyprus Public Company Ltd.
Czech Republic                  ING N.V. Prague
Denmark                         Danske Bank
Ecuador                         Banco de la Produccion SA
Egypt                           Citibank, N.A.
Estonia                         Hansabank, Ltd.
Euromarket                      Clearstream Banking Luxembourg
Euromarket                      Euroclear Bank
Finland                         Nordea Bank Finland plc
France                          BNP Paribas Securities Services/Credit Agricole
                                Investor Services Bank
Germany                         BHF-BANK AG
Ghana                           Barclays Bank of Ghana Ltd.
Greece                          BNP Paribas Securities Services
Guinea Bissau                   Societe Generale de Banques en Cote d'lvoire
Hong Kong                       The Hongkong and Shanghai Banking Corporation,
                                Limited
Hungary                         HVB Bank Hungary Rt.
Iceland                         Landsbanki Islands
India                           The Hongkong and Shanghai Banking Corporation,
                                Limited
Indonesia                       The Hongkong and Shanghai Banking Corporation,
                                Limited

COUNTRY                         SUBCUSTODIAN

Ireland                         The Bank of New York
Israel                          Bank Leumi Le-Israel B.M.
Italy                           Banca Intesa
Ivory Coast                     Societe Generale de Banques en Cote d'lvoire -
                                Abidjian
Jamaica                         FirstCaribbean International Securities Limited
Japan                           The Bank of Tokyo-Mitsubishi Limited/
                                Mizuho Corporate Bank, Limited
Jordan                          HSBC Bank Middle East Limited
Kazakhstan                      The Hongkong and Shanghai Banking Corporation
                                Limited
Kenya                           Barclays Bank of Kenya Limited
Latvia                          Hansabanka Limited
Lebanon                         HSBC Bank Middle East Limited
Lithuania                       Vilniaus Bankas
Luxembourg                      Banque et Caisse d'Epargne de l'Etat
Malaysia                        HSBC Bank Malaysia Berhad
Mali                            Societe Generale de Banques en Cote d'lvoire
Malta                           HSBC Bank Malta p.l.c.
Mauritius                       The Hongkong and Shanghai Banking Corporation
                                Limited
Mexico                          Banco Nacional de Mexico
Morocco                         Attijariwafa Bank
Namibia                         Standard Bank Namibia Ltd.
Netherlands                     ING Bank
New Zealand                     National Australia Bank
Niger                           Societe Generale de Banques en Cote d'lvoire
Nigeria                         Stanbic Bank Nigeria Limited
Norway                          DnB NOR Bank ASA
Oman                            HSBC Bank Middle East Limited
Pakistan                        Standard Chartered Bank
Palestinian Autonomous Area     HSBC Bank Middle East, Ramallah
Peru                            Citibank del Peru
Philippines                     The Hongkong and Shanghai Banking Corporation,
                                Limited
Poland                          ING Bank Slaski
Portugal                        Banco Comercial Portugues, S.A.
Qatar                           HSBC Bank Middle East Limited, Doha
Romania                         ING Bank Bucharest
Russia                          ING Bank (Eurasia)
                                Vneshtorgbanke (MinFin Bonds only)
Senegal                         Societe Generale de Banques en Cote d'lvoire
Singapore                       United Overseas Bank Limited/
                                DBS Bank Ltd.
Slovak Republic                 Ceskoslovenska Obchodni Banka, a.s. Bratislava
Slovenia                        Bank Austria Creditanstalt d.d. Ljubljana
South Africa                    Standard Bank
South Korea                     The Hongkong and Shanghai Banking Corporation,
                                Limited

COUNTRY                         SUBCUSTODIAN

Spain                           Banco Bilbao Vizcaya Argentaria SA /
                                Santander Investment Services, S.A.
Sri Lanka                       The Hongkong and Shanghai Banking Corporation,
                                Limited
Swaziland                       Standard Bank Swaziland Limited
Sweden                          Skandinaviska Enskilda Banken
Switzerland                     Credit Suisse, Zurich
Taiwan                          The Hongkong and Shanghai Banking Corporation,
                                Limited
Thailand                        The Hongkong and Shanghai Banking Corporation,
                                Limited/
                                Bangkok Bank Public Company Ltd.
Togo                            Societe Generale de Banques en Cote d'lvoire
Trinidad & Tobago               Republic Bank Limited
Tunisia                         Banque Internationale Arabe de Tunisie
Turkey                          Turkye Garanti Bankasi A.S. (Garanti Bank)
Ukraine                         ING Bank Ukraine
United Arab Emirates            HSBC Bank Middle East Limited, Dubai
United Kingdom                  The Bank of New York/The Depository & Clearing
                                Centre - Bank One London
United States                   The Bank of New York
Uruguay                         BankBoston, N.A.
Venezuela                       Citibank, N.A.
Vietnam                         The Hongkong and Shanghai Banking Corporation,
                                Limited
Zambia                          Barclays Bank of Zambia Limited
Zimbabwe                        Barclays Bank of Zimbabwe Limited